UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 13, 2017

LIBERTY TAX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2017, Liberty Tax, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that because the Company has not yet filed its Form 10-Q for the quarter ended October 31, 2017 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

In the Notice, Nasdaq indicated that the Company has 60 calendar days from the date of the Notice (or until February 12, 2018) to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If such a plan is timely submitted by the Company, the Nasdaq staff may grant the Company up to 180 calendar days from the due date of the Form 10-Q, or until June 11, 2018, to regain compliance.

Item 8.01. Other Events.

On December 19, 2017, the Company issued a press release announcing the receipt of the Notice.

Item 9.01. Financial Statements and Exhibits.

        (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: December 19, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel